SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                February 20, 1997


                       PLAY CO. TOYS & ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)

Delaware O-25030                                     95-3024222
State of                                             Commission File
Incorporation                                        IRS Employer
                                                     Number. Identification No.


                               550 Rancheros Drive
                          San Marcos, California 92069
                     Address of principal executive offices

        Registrant's telephone number, including area code (619) 471-4505



                                       N/A
          (Former name or former address, if changed since last report)






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ITEM 4.  CHANGES IN THE REGISTRANT=S CERTIFYING ACCOUNTANT.

         On February 20, 1997, the board of directors of the Registrant authorized the R gistrant=s executive officers to engage Haskell & White, Certified Public Accountants as the Company's new auditing firm for the year ending March 31, 1997. Prior to engaging Haskell & White, such accounting firm was not consulted on any matters relative to the application of accounting principles on specified transactions or in any matter that was the subject of a disagreement with the prior accountants. During the past year, Haskell & White has provided services to the Company of a general financial consulting nature and performed agreed upon procedures in the due diligence process related to the January 1997 acquisition of substantially all the assets of Toys International.

         The change in accountants was not due to any discrepancies or disagreements between the Company and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The former accountants= reports on the Registrant=s financial statements for the years ended March 31, 1995 and 1996 did not contain any adverse opinions, disclaimer of opinion, nor were they qualified or odified as to uncertainty, audit scope or accounting principles as required by Item 304
(a)(3) of Regulation S-B promulgated under the Securities Act of 1933, as amended. Upon receipt of the required letter from BDO Seidman, LLP, as to whether the accounting firm agrees with the statements made herein, the Registrant shall attach said letter as an exhibit as an amendment to this report.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 24th day of February, 1997.



Play Co. Toys & Entertainment Corp.


By: \s\ Richard Brady
Richard Brady
President





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